EXHIBIT 99.1

ALY ENERGY ANNOUNCES THIRD QUARTER

RECORD REVENUES, OPERATING INCOME AND NET INCOME

HOUSTON, TX--(Marketwired - Nov 18, 2014) - Aly Energy Services, Inc. ("Aly Energy") (OTCQB: ALYE) today reported results for the third quarter of 2014. Revenues for the third quarter of 2014 increased by 206.8% to $13.5 million compared to $4.4 million for the third quarter of 2013 and Adjusted EBITDA increased 230.0% in the third quarter of 2014 to $3.3 million compared to $1.0 million in the third quarter of 2013. Aly Energy reported record net income available to common stockholders for the third quarter of 2014 of approximately $1.0 million, after preferred stock dividends and accretion aggregating to approximately $0.1 million, compared to a net income available to common stockholders of approximately $39,000, after preferred dividends and accretion aggregating to approximately $62,000, for the same period in 2013.

Revenues for the first nine months of 2014 increased 105.1% to $27.9 million compared to $13.6 million for the first nine months of 2013 and Adjusted EBITDA increased 132.4% in the first nine months of 2014 to $7.9 million compared to $3.4 million for the first nine months of 2013. Aly Energy reported net income available to common stockholders for the first nine months of 2014 of $1.8 million, after preferred stock dividends and accretion aggregating to approximately $0.3 million, compared to a net income available to common stockholders of approximately $0.4 million, after preferred stock dividends and accretion aggregating to approximately $0.2 million, for the first 9 months of 2013.

Revenues, Adjusted EBITDA, and net income available to common stockholders in the third quarter and for the first nine months of 2014 include the results generated from the acquisitions of United Centrifuge, LLC (“United Centrifuge”) and Evolution Guidance Systems Inc. (“Evolution”) beginning on April 15, 2014 and July 1, 2014, respectively.

Pro forma Adjusted EBITDA for the first nine months of 2014, which reflects the results of Aly Energy as if the acquisition of United Centrifuge had occurred on January 1, 2014, was approximately $9.7 million. We have not included results for Evolution prior to July 1, 2014 within the pro forma calculation as the inclusion of such results would not have had a material impact. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the United Centrifuge transaction been effected on the assumed date of January 1, 2014.

EBITDA and Adjusted EBITDA are non-GAAP financial measures that are not necessarily comparable from one company to another. Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, certain non-cash items, such as stock compensation expense, bad debt expense, and fair value adjustments, and certain non-routine items, including transaction costs. Management believes that Adjusted EBITDA is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company’s normal operating results. For a reconciliation of Adjusted EBITDA to net income, please see the tables at the end of this release.

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Micki Hidayatallah, Aly Energy's Chairman and Chief Executive Officer stated, “In the third quarter, Aly Energy generated record revenues, record operating profits and record net income. This was a result of the successful implementation of our growth strategy. During the third quarter of 2014, we expanded our product offerings to include directional drilling and measurement-while-drilling (“MWD”) services.

“We also expanded our operations into the New Mexico Permian Basin, Mississippian Lime and Tuscaloosa Marine Shale, while simultaneously increasing and diversifying our customer base. We continue to strive to increase market share through the product differentiation of our vertical mud circulating tanks, steel drive overs, 450 barrel mud mixing plants and, most importantly, the exclusive design of our centrifuges and our MWD kits which offer longer operating hours with a lower failure rate.

“In the fourth quarter, we anticipate that we will see further growth in revenues, cash flow and profitability generated by increased utilization of personnel and equipment.”

Conference Call

Aly Energy has scheduled a conference call to be held on Tuesday, November 18, 2014 at 9:00am Central Standard Time. Investors and analysts are invited to participate in the call by dialing 1- 877-300-8521 or 1-412-317-6026 internationally. Interested parties may also listen by webcast at http://public.viavid.com/index.php?id=112043.

About Aly Energy

Aly Energy, through its subsidiaries Aly Operating, Inc., Austin Chalk Petroleum Services Corp., Aly Centrifuge Inc. and Evolution Guidance Systems Inc., provides equipment and services including surface rental equipment for mud delivery, solids control, fluid management, and directional drilling and measurement-while-drilling services. Aly Energy has operating yards in Houston, Giddings, San Angelo, Dilley and Celina, Texas from which it services the Eagle Ford shale and the Permian Basin, as well as other strategic fields. Aly Energy's primary products include mud-circulating tanks (400 and 500 barrel capacity), mud pumps (diesel and electric), oil skimming systems, secondary containment systems and stairs, mud mixing plants, centrifuge units and shakers, and MWD kits with exclusive technology. Aly Energy fabricates several of these products in-house.

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Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Aly Energy's business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Aly Energy operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the "Risk Factors" section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Aly Energy undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Components of EBITDA:
Net Income	$1,112	$101	$2,118	$549
Non-GAAP Adjustments:
Depreciation and Amortization of Property and Equipment	829	409	2,416	1,244
Amortization Expense	516	131	993	392
Interest Expense, Net	376	182	891	450
Income Tax Expense	621	107	1,387	383
EBITDA	$3,454	$930	$7,805	$3,018
Adjustments to EBITDA:
Stock-Based Compensation Expense	-	68	-	76
Bad Debt Expense	37	-	94	-
Fair Value Adjustments to Contingent Payment Liability	(270)	-	(183)	-
Non-Recurring Expenses	35	12	154	262
Adjusted EBITDA	$3,256	$1,010	$7,870	$3,356

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ALY ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except shares and per share data)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current Assets
Cash and Cash Equivalents	$-	$1,440
Accounts Receivable, Net of Allowance for Doubtful Accounts of $149 and $90, as of September 30, 2014 and
December 31, 2013, respectively	11,514	3,327
Unbilled Receivables	2,680	882
Inventory	241	43
Prepaid Expenses and Other Current Assets	1,287	279
Deferred Tax Assets	46	-
Total Current Assets	15,768	5,971
Property and Equipment, Net	54,449	21,423
Intangible Assets, Net	10,990	4,121
Goodwill	11,055	8,834
Deferred Loan Costs, Net	802	515
Deferred Tax Assets	20	131
Other Assets	14	17
Total Assets	$93,098	$41,012

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$4,545	$1,131
Accounts Payable - Affiliates	930	-
Accrued Expenses	3,872	964
Deferred Tax Liabilities	15	277
Current Portion of Long-Term Debt	9,138	2,881
Current Portion of Contingent Payment Liability	904	-
Total Current Liabilities	19,404	5,253
Long-Term Debt, Net of Current Portion	19,258	8,532
Deferred Tax Liabilities	10,019	6,945
Contingent Payment Liability	2,430	-
Other Long-Term Liabilities	30	35
Total Liabilities	51,141	20,765

Commitments and Contingencies (See Note 5)

Aly Operating Preferred Stock, $0.01 par value, 4,000,000 shares authorized, issued and outstanding at
September 30, 2014 and December 31, 2013	4,317	4,132
Aly Centrifuge Preferred Stock, $0.01 par value, 15,000 shares authorized, 9,000 shares issued and
outstanding as of September 30, 2014 and 0 shares authorized, issued and outstanding as of December 31, 2013	9,512	-
	13,829	4,132
Stockholders' Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 109,670,242 shares issued, and 109,665,742 shares outstanding as of September 30, 2014 and 100,000,000 shares authorized, 90,042,044 shares issued,
and 90,037,544 shares outstanding as of December 31, 2013	110	92
Treasury Stock, 4,500 Shares at Cost	(2)	(2)
Additional Paid-In-Capital	24,644	14,767
Retained Earnings	3,376	1,258
Total Stockholders' Equity	28,128	16,115
Total Liabilities and Stockholders' Equity	$93,098	$41,012

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ALY ENERGY SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$13,491	$4,372	$27,851	$13,562

Cost of Revenues	8,436	2,805	16,982	8,667

Gross Profit	5,055	1,567	10,869	4,895

Selling, General and Administrative Expenses	2,946	1,177	6,473	3,516

Operating Income	2,109	390	4,396	1,379

Interest Expense, Net	376	182	891	450
Other Expense/(Income)	-	-	-	(3)

Income Before Income Tax	1,733	208	3,505	932

Income Tax Expense	621	107	1,387	383

Net Income	1,112	101	2,118	549

Preferred Stock Dividends	141	53	297	155
Accretion of Preferred Stock, Net	(34)	9	(24)	27

Net Income Available to Common Stockholders	$1,005	$39	$1,845	$367

Basic Net Income per Common Share	$0.01	$0.00	$0.02	$0.01
Diluted Net Income per Common Share	$0.01	$0.00	$0.02	$0.01

Basic Average Common Shares Outstanding	107,876,513	74,293,584	99,369,609	71,168,268
Diluted Average Common Shares Outstanding	117,876,503	74,293,584	104,728,055	71,168,268

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ALY ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except shares and per share data)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash Flows from Operating Activities
Net Income	$2,118	$549
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities Depreciation and
Amortization of Property and Equipment	2,416	1,244
Amortization of Deferred Loan Costs	203	123
Amortization of Intangible Assets	993	392
Stock-Based Compensation Expense	-	76
Bad Debt Expense	94	-
Fair Value Adjustments to Contingent Liability	(183)	-
Loss on Disposal of Asset	16	-
Deferred Taxes	(31)	94
Changes in Operating Assets and Liabilities, Net of Effects of Business Combination
Accounts Receivable	(4,636)	859
Unbilled Receivables	(1,741)	-
Inventory	(198)	(45)
Prepaid Expenses and Other Assets	(990)	133
Accounts Payable	1,403	501
Accounts Payable - Affiliates	(821)	(761)
Accrued Expenses and Other Liabilities	2,443	(162)

Net Cash Provided by Operating Activities	1,086	3,003

Cash Flows from Investing Activities
Purchase of Property and Equipment	(10,245)	(8,167)
Cash Paid for Acquisition of United Centrifuge, Net of Cash Acquired	(15,063)	-
Cash Acquired from Acquisition of Evolution Guidance Systems	167	-
Cash Acquired from Reverse Merger	-	266

Net Cash Used in Investing Activities	(25,141)	(7,901)

Cash Flows from Financing Activities
Proceeds from Issuance of Common Stock, Net of Transaction Cost	9,110	-
Proceeds on Borrowing on Debt	28,069	6,725
Repayment of Debt	(14,079)	(2,677)
Financing Costs	(485)	(163)

Net Cash Provided By Financing Activities	22,615	3,885

Net Decrease in Cash and Cash Equivalents	(1,440)	(1,013)

Cash and Cash Equivalents, Beginning of Period	1,440	1,660
Cash and Cash Equivalents, End of Period	$-	$647

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